EXHIBIT 99.1

AGILYSYS’ FOURTH QUARTER REVENUE INCREASES 26% TO $27.8 MILLION INCLUSIVE OF 11% GROWTH IN RECURRING REVENUE TO RECORD $14.1 MILLION

Reports Fiscal 2014 Revenue of $101.3 Million; Adjusted Operating Income of $4.1 Million and
Adjusted Earnings of $0.19 per Diluted Share

Alpharetta, GA – May 14, 2014 – Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative hospitality software solutions and services, today reported operating results for its fiscal 2014 fourth quarter and full year ended March 31, 2014.

On March 31, 2014, the Company announced the sale of its United Kingdom business entity to U.K.-based Verteda Limited. All financial results presented below reflect the classification of the Company’s former EMEA operations as a discontinued operation. In addition, all financial results presented below reflect the classification of the Company’s former Retail Solutions Group (“RSG”) as a discontinued operation following the sale of this business in July 2013.

Summary of Fiscal 2014 Fourth Quarter Financial Results

•	Total net revenue increased $5.7 million, or 26%, to $27.8 million, compared to total net revenue of $22.1 million in the comparable prior-year period.

•	Recurring revenues (which are comprised of support, maintenance and subscription services) for the quarter were $14.1 million, an increase of 11% over the same period in fiscal 2013.

•	Gross margin was 60% in the fiscal 2014 fourth quarter, compared to 67% in the prior-year period.

•
Adjusted operating income (non-GAAP) from continuing operations (excluding stock-based compensation, amortization of intangibles and other one-time items) increased $1.6 million year over year to $1.1 million from an adjusted operating loss from continuing operations of $(0.5) million in the year-ago period (see reconciliation below).

•
Adjusted income (non-GAAP) from continuing operations grew $1.4 million to $1.3 million, or $0.06 per diluted share, compared with an adjusted net loss of $(0.1) million, or $(0.01) per share, last year (see reconciliation below).

•
Net loss in the period was $(4.1) million, or $(0.18) per diluted share, inclusive of a net loss from discontinued operations of $(2.9) million, or $(0.13) per diluted share, compared to net income of $0.3 million, or $0.02, in the prior-year period, which included net income from discontinued operations of $2.0 million, or $0.09 per diluted share.

James Dennedy, President and CEO of Agilysys, commented, “The growth in our fiscal 2014 fourth quarter and full year financial results reflect notable business wins as we continue to advance our innovative solutions for the hospitality industry. Our strategy emphasizes strong capital discipline and prioritizes delivering solutions and service that help our customers achieve their goals of enhancing the guest service experience and maximizing customer wallet share across various guest engagement points. We believe aligning our solutions with our customers’ business needs best positions Agilysys to continue generating above market revenue growth with peer leading gross margins.

“Looking forward, our investments in the business are focused on creating value for our customers while we simultaneously focus on further optimizing our capital and operating efficiency. Our next generation platform recently began private beta trials with certain members of our Customer Advisory Board and we believe we remain on track to generate initial revenue from this investment late in our fiscal 2015. With new products that deliver increased value to the markets we serve, an improving outlook for the overall hospitality industry, a streamlined business and our success in deploying capital in areas that generate attractive returns, we have a solid foundation to create new shareholder value.”

Summary of Fiscal 2014 Full Year Financial Results

•	Total net revenue for the year increased $7.3 million, or 8%, to $101.3 million, compared with $94.0 million last year.

•	Recurring revenues (which are comprised of support, maintenance and subscription services) for the full year were $53.2 million, an increase of 8% over fiscal 2013.

•	Gross margin of 63% in fiscal 2014 compares to gross margin of 61% in fiscal 2013.

•
Adjusted operating income (non-GAAP) from continuing operations (excluding stock-based compensation, amortization of intangibles and other one-time items) for fiscal 2014 increased year over year by $5.2 million to $4.1 million, from an adjusted operating loss of $(1.1) million in fiscal 2013 (see reconciliation below).

•
Adjusted income (non-GAAP) from continuing operations grew to $4.3 million, or $0.19 per diluted share, compared with an adjusted net loss of $(1.2) million, or $(0.06) per share, in fiscal 2013 (see reconciliation below).

•
Net income was $15.0 million, or $0.68 per diluted share, in fiscal 2014 inclusive of net income from discontinued operations of $18.4 million, or $0.83 per diluted share, compared with a net loss of $(1.3) million, or $(0.06) per share, in fiscal 2013 inclusive of net income of $4.9 million, or $0.22 per diluted share, from discontinued operations.

Janine Seebeck, Chief Financial Officer, added, “The significant year-over-year improvements in revenue and adjusted operating income generated in the fiscal 2014 fourth quarter were the result of healthy growth in product sales and gains in recurring revenue, combined with our continued prudent management of operating expenses. The continued growth in recurring revenues, which comprised 53% of total fiscal 2014 revenue, and the 11% year-over-over year increase in gross profit for the full year reflect the strength of our business and provide confidence for continued, sustainable long-term growth. Further, with approximately $100 million in cash and no debt, we have the financial flexibility to support our growth initiatives, including investments in the development of our next generation platform, that we believe will help expand our total addressable market.

“We expect to continue to achieve above market revenue growth in fiscal 2015 and to generate break-even to modestly positive adjusted operating income for the full year, even as we accelerate our investments in new product development to achieve our strategic initiatives.”

Unaudited pro forma condensed consolidated statements of operations for the three month periods ended June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, as well as for the fiscal year ended March 31, 2014 are provided at the end of this press release. These statements of operations give effect to the sale of the Company’s EMEA operations and adjustments as if they had occurred on April 1, 2013, and carried forward through the latest period. Unaudited pro forma condensed consolidated statements of operations for the three month periods ended June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013, as well as for the fiscal year ended March 31, 2013 are provided at the end of this press release. These statements of operations give effect to the sale of the Company’s EMEA operations and Retail Solutions Group and adjustments as if they had occurred on April 1, 2012, and carried forward through the latest period. The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the historical audited consolidated financial statements and notes thereto included in the Company’s 2013 Annual Report and in the Company’s 2014 Annual Report when filed.

2014 Fourth Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, May 14, 2014, beginning at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at http://agilysys.com/home/InvestorRelations/EventPresentation.htm. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods, and include the statements in the second paragraph following the bullets under the heading “Summary of Fiscal 2014 Fourth Quarter Financial Results” and the statements in the second paragraph following the bullets under the heading “Summary of Fiscal 2014 Full Year Financial Results” above. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2013. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating income (loss) from continuing operations, adjusted net income (loss), adjusted net income (loss) per share from continuing operations and adjusted cash flow from continuing operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted operating income (loss) from continuing operations and adjusted net income (loss) from continuing operations, and adjusted cash flow from continuing operations to the comparable GAAP measures.

About Agilysys
Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality industry. The company specializes in market-leading point-of-sale, property management, inventory & procurement, workforce management and mobile & wireless solutions that are designed to streamline operations, improve efficiency and enhance the guest experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums and cruise lines. Agilysys operates extensively throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, and offices in Singapore, Hong Kong and Malaysia. For more information, visit www.agilysys.com.

# # #

Investor Contact:
Janine Seebeck
Chief Financial Officer
Agilysys, Inc.
770-810-7800 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

Net revenue:
Products	$ 10,410	$ 5,819	$ 34,629	$ 31,030
Support, maintenance and subscription services	14,130	12,737	53,169	49,110
Professional services	3,210	3,512	13,463	13,868
Total net revenue	27,750	22,068	101,261	94,008
Cost of goods sold:
Products	5,788	2,573	17,027	17,109
Support, maintenance and subscription services	2,870	2,470	10,786	10,326
Professional services	2,432	2,175	9,408	8,954
Total cost of goods sold	11,090	7,218	37,221	36,389
Gross profit	16,660	14,850	64,040	57,619
Operating expenses:
Product development	6,494	6,487	25,212	23,892
Sales and marketing	3,916	3,643	14,059	13,350
General and administrative	5,270	5,345	20,750	20,984
Depreciation of fixed assets	503	508	2,074	2,137
Amortization of intangibles	2,461	806	6,414	3,284
Asset impairment and related charges	-	(88)	327	120
Legal settlement	-	1,664	-	1,664
Restructuring, severance and other charges	569	(29)	1,392	1,495
Operating loss	(2,553)	(3,486)	(6,188)	(9,307)
Other (income) expenses :
Interest income	(22)	(5)	(74)	(13)
Interest expense	34	35	184	266
Other income, net	(175)	(393)	(392)	(228)
Loss before income taxes	(2,390)	(3,123)	(5,906)	(9,332)
Income tax benefit	(1,207)	(1,493)	(2,491)	(3,118)
Loss from continuing operations	(1,183)	(1,630)	(3,415)	(6,214)
(Loss) income from discontinued operations, net of taxes	(2,920)	1,960	18,418	4,916
Net (loss) income	$ (4,103)	$ 330	$ 15,003	$ (1,298)

Basic and diluted weighted average shares outstanding	22,222	21,901	22,135	21,880

Net (loss) income per share – basic and diluted:
Loss from continuing operations	$ (0.05)	$ (0.07)	$ (0.15)	$ (0.28)
(Loss) income from discontinued operations	(0.13)	0.09	0.83	0.22
Net (loss) income per share	$ (0.18)	$ 0.02	$ 0.68	$ (0.06)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	March 31,	March 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 99,566	$ 82,444
Accounts receivable, net of allowance of $1,101 and $721, respectively	23,615	15,591
Inventories	481	809
Prepaid expenses	3,300	3,699
Other current assets	2,372	688
Current assets - discontinued operations	-	43,065
Total current assets	129,334	146,296
Property and equipment, net	12,251	13,791
Goodwill	15,584	12,140
Intangible assets, net	10,626	11,283
Capitalized software development, net	17,221	5,579
Other non-current assets	3,785	4,179
Non-current assets - discontinued operations	-	4,230
Total assets	$ 188,801	$ 197,498

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 11,073	$ 9,860
Deferred revenue	22,795	19,320
Accrued and other current liabilities	14,232	12,838
Capital lease obligations – current	43	58
Current liabilities – discontinued operations	-	32,098
Total current liabilities	48,143	74,174
Deferred income taxes – non-current	3,422	3,727
Capital lease obligations – non-current	292	28
Other non-current liabilities	6,165	4,621
Non-current liabilities - discontinued operations	-	1,092
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,467,970 and 22,145,915 shares outstanding at March 31, 2014 and 2013, respectively	9,482	9,482
Treasury shares (9,138,861 and 9,460,916 shares at March 31, 2014 and 2013, respectively)	(2,741)	(2,838)
Capital in excess of stated value	(13,409)	(14,267)
Retained earnings	137,581	122,578
Accumulated other comprehensive income (loss)	(134)	(1,099)
Total shareholders’ equity	130,779	113,856
Total liabilities and shareholders’ equity	$ 188,801	$ 197,498

AGILYSYS, INC.CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Twelve Months Ended
(In thousands)	March 31,
	2014	2013
Operating activities:
Net income (loss)	$ 15,003	$ (1,298)
Less: Income from discontinued operations	18,418	4,916
Loss from continuing operations	(3,415)	(6,214)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Restructuring, severance and other charges	1,392	1,495
Payments for restructuring, severance and other charges	(1,741)	(6,673)
Legal settlements	-	1,664
Payments for legal settlements	(110)	-
Asset impairments and related charges	327	120
Depreciation	2,074	2,137
Amortization of intangibles	6,726	4,089
Share-based compensation	2,119	1,638
Deferred income taxes	(178)	(244)
Excess tax benefit from equity awards	(37)	-
Changes in operating assets and liabilities:
Accounts receivable	(7,846)	(741)
Inventories	380	426
Prepaids	(498)	(801)
Accounts payable	1,073	1,595
Deferred revenue	2,784	(5,046)
Accrued and other liabilities	1,624	(3,170)
Income taxes payable	(2,702)	(2,960)
Other changes, net	(588)	(365)
Net cash provided by (used in) operating activities from continuing operations	1,384	(13,050)
Net cash (used in) provided by operating activities from discontinued operations	(1,311)	2,345
Net cash provided (used in) by operating activities	73	(10,705)

Investing activities:
Proceeds from sale of business units	35,846	-
Cash paid for acquisitions, net	(1,812)	-
Capital expenditures	(4,023)	(2,532)
Capitalized software development costs	(12,200)	(3,906)
(Investments in) proceeds from company owned life insurance policies, net and marketable securities	(87)	4,239
Net cash provided by (used in) investing activities from continuing operations	17,724	(2,199)
Net cash used in investing activities from discontinued operations	(155)	(854)
Net cash provided by (used in) investing activities	17,569	(3,053)

Financing activities:
Repurchases of shares to satisfy employee tax withholding and option price	(912)	(278)
Exercise of employee stock options	169	67
Excess tax benefit from equity awards	37	-
Principal payment under long-term obligations	(177)	(289)
Net cash used in financing activities from continuing operations	(883)	(500)
Net cash used in financing activities from discontinued operations	(80)	(377)
Net cash used in financing activities	(963)	(877)

Effect of exchange rate changes on cash	(44)	(21)
Cash flows provided by (used in) continuing operations	18,181	(15,770)
Cash flows (used in) provided by discontinued operations:	(1,546)	1,114
Net increase (decrease) in cash	16,635	(14,656)
Cash and cash equivalents at beginning of period	82,931	97,587
Cash and cash equivalents at end of period	$ 99,566	$ 82,931

Less cash presented in current assets of discontinued operations on balance sheet	-	(487)
Cash and cash equivalents at end of period - continuing operations	$ 99,566	$ 82,444

AGILYSYS, INC.
RECONCILIATION OF OPERATING LOSS FROM CONTINUING OPERATIONS TO
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

Operating loss	$ (2,553)	$ (3,486)	$ (6,188)	$ (9,307)
Share-based compensation expense	595	651	2,119	1,638
Amortization of intangibles	2,461	806	6,414	3,284
Asset impairments and related charges	-	(88)	327	120
Legal settlement	-	1,664	-	1,664
Restructuring, severance and other charges	569	(29)	1,392	1,495
Adjusted operating income (loss) from continuing operations (a)	1,072	(482)	4,064	(1,106)

Other (income) expenses, net	(163)	(363)	(282)	25
Cash income tax expense (b)	(27)	2	60	105
Adjusted income (loss) from continuing operations (a)	$ 1,262	$ (121)	$ 4,286	$ (1,236)

Weighted average shares outstanding:
Basic and diluted	22,222	21,901	22,135	21,880

Adjusted income (loss) per share from continuing operations (a):
Basic and diluted	$ 0.06	$ (0.01)	$ 0.19	$ (0.06)

(a) Non-GAAP financial measure

(b) Taxes calculated based upon our estimated cash tax payments, exclusive of payments related to AMT, for the three and twelve months ended March 31, 2014 and 2013.

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO
ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS
(UNAUDITED)

	Twelve Months Ended
(In thousands)	March 31,
	2014	2013
Operating activities:
Net cash provided by (used in) continuing operations	$ 1,384	$ (13,050)
Non-recurring cash items:
Restructuring, severance and other payments	1,741	6,673
Payments for legal settlements	110	-
BEP/SERP payments	-	4,468
Adjusted cash provided by (used in) continuing operations (a)	$ 3,235	$ (1,909)

(a) Non-GAAP financial measure

AGILYSYS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)
	Fiscal 2014
	Three months ended				Twelve months ended
	June 30	September 30	December 31	March 31	March 31, 2014

Net revenue:
Products	$ 7,506	$ 8,585	$ 8,128	$ 10,410	$ 34,629
Support, maintenance and subscription services	12,874	12,881	13,284	14,130	53,169
Professional services	3,320	3,380	3,553	3,210	13,463
Total net revenue	23,700	24,846	24,965	27,750	101,261
Cost of goods sold:
Products	3,623	3,285	4,331	5,788	17,027
Support, maintenance and subscription services	2,269	2,578	3,069	2,870	10,786
Professional services	2,171	2,395	2,410	2,432	9,408
Total cost of goods sold	8,063	8,258	9,810	11,090	37,221
Gross profit	15,637	16,588	15,155	16,660	64,040
Operating expenses:
Product development	6,232	6,714	5,772	6,494	25,212
Sales and marketing	2,967	4,068	3,108	3,916	14,059
General and administrative	4,629	5,065	5,786	5,270	20,750
Depreciation of fixed assets	481	513	577	503	2,074
Amortization of intangibles	794	794	2,365	2,461	6,414
Asset impairment and related charges	-	18	309	-	327
Restructuring, severance and other charges	55	562	206	569	1,392
Operating income (loss)	479	(1,146)	(2,968)	(2,553)	(6,188)
Other (income) expenses :
Interest income	(13)	(20)	(19)	(22)	(74)
Interest expense	61	45	44	34	184
Other expense (income), net	(28)	39	(228)	(175)	(392)
Income (loss) before income taxes	459	(1,210)	(2,765)	(2,390)	(5,906)
Income tax (benefit) expense	(330)	100	(1,054)	(1,207)	(2,491)
Income (loss) from continuing operations	$ 789	$ (1,310)	$ (1,711)	$ (1,183)	$ (3,415)

Basic weighted average shares outstanding	22,022	22,125	22,150	22,222	22,135
Diluted weighted average shares outstanding	22,292	22,125	22,150	22,222	22,135

Net income (loss) per share
Income (loss) per share from continuing operations-basic	$ 0.04	$ (0.06)	$ (0.08)	$ (0.05)	$ (0.15)
Income (loss) per share from continuing operations-diluted	$ 0.04	$ (0.06)	$ (0.08)	$ (0.05)	$ (0.15)

AGILYSYS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)
	Fiscal 2013
	Three months ended				Twelve months ended
	June 30	September 30	December 31	March 31	March 31, 2013

Net revenue:
Products	$ 6,380	$ 7,125	$ 11,706	$ 5,819	$ 31,030
Support, maintenance and subscription services	11,901	12,378	12,094	12,737	49,110
Professional services	3,340	3,774	3,242	3,512	13,868
Total net revenue	21,621	23,277	27,042	22,068	94,008
Cost of goods sold:
Products	3,211	3,744	7,581	2,573	17,109
Support, maintenance and subscription services	2,624	2,651	2,581	2,470	10,326
Professional services	2,220	2,609	1,950	2,175	8,954
Total cost of goods sold	8,055	9,004	12,112	7,218	36,389
Gross profit	13,566	14,273	14,930	14,850	57,619
Operating expenses:
Product development	4,281	7,006	6,118	6,487	23,892
Sales and marketing	3,842	2,499	3,366	3,643	13,350
General and administrative	4,919	5,051	5,669	5,345	20,984
Depreciation of fixed assets	581	542	506	508	2,137
Amortization of intangibles	855	817	806	806	3,284
Asset impairment and related charges	208	-	-	(88)	120
Legal settlements	-	-	-	1,664	1,664
Restructuring, severance and other charges	1,125	430	(31)	(29)	1,495
Operating loss	(2,245)	(2,072)	(1,504)	(3,486)	(9,307)
Other (income) expenses :
Interest income	(4)	(4)	-	(5)	(13)
Interest expense	264	(20)	(13)	35	266
Other expense (income), net	52	(75)	188	(393)	(228)
Loss before income taxes	(2,557)	(1,973)	(1,679)	(3,123)	(9,332)
Income tax benefit	(107)	(784)	(734)	(1,493)	(3,118)
Loss from continuing operations	$ (2,450)	$ (1,189)	$ (945)	$ (1,630)	$ (6,214)

Basic and diluted weighted average shares outstanding	21,836	21,883	21,900	21,901	21,880

Net loss per share – basic and diluted:
Loss per share from continuing operations	$ (0.11)	$ (0.05)	$ (0.04)	$ (0.07)	$ (0.28)